Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-182194) and the Registration Statements on Form S-8 (No. 333-197910, 333-188730, 333-177850, 333-174451, 333-170317, 333-156105, 333-154312, 333-153586) of Discovery Communications, Inc. of our report dated February 19, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
McLean, VA
February 19, 2015